UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2020

PREDICTIVE TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-56008 (Commission File Number)	90-1139372 (IRS Employer Identification No.)
2735 Parleys Way, Suite 205, Salt Lake City, Utah (Principal executive offices)	84109 (Zip Code)

+1 (888) 407-9761
(registrant’s telephone number, including area code)
_____________________________________________________________________________________________

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Consulting Agreement

Predictive Laboratories, (the “Company”) a wholly owned subsidiary of Predictive Technology Group, Inc. (trading under the symbol “PRED”) (Referred to hereinafter as PRED), includes a College of American Pathologists (“CAP”) accredited and Clinical Laboratory Improvement Amendment (“CLIA”) accredited laboratory that provides COVID-19 and other clinical laboratory services.  On September 25, 2020 the Company entered into a Consulting Agreement with ProPhase Labs, Inc. (“Prophase Labs”) to assist Prophase Labs in developing additional COVID-19 testing capacity. This relationship does not limit the Company’s ability to provide COVID-19 and other clinical testing services, which are expected to continue without regard to the Consulting Agreement.  The Consulting Agreement is effective from September 25, 2020 until September 1, 2022; provided, however, that Prophase Labs may terminate the Consulting Agreement at any time on five days’ prior written notice.

During the term of the Consulting Agreement, the Company will provide Prophase Labs with such regular and customary consulting advice as is reasonably requested by the Prophase Labs. The Company’s duties will also include, among other things, (i) identifying and introducing Prophase Labs to new opportunities in the medical  technology and testing fields, (ii) assisting and advising Prophase Labs in acquiring one or more Clinical Laboratory Improvement Amendments (CLIA) accredited labs suitable for COVID-19 and other testing (“Test Labs”); (iii) assisting Prophase Labs in equipping and staffing any Test Labs acquired by the Company; (iv) advising and assisting in the operation of such Test Labs; (v) validating and obtaining certification of such Test Labs; and (vi) assisting Prophase Labs in obtaining a flow of business, orders and revenues from multiple sources in the industry, including but not limited to at least one significant, nation-wide manufacturer and distributor of COVID-19 saliva sample collection test kits (“Test Kits”).

The compensation to be paid to the Company under the Consulting Agreement will be based on the following milestones:

▪ At such time as Prophase Labs completes the acquisition of its first Test Lab that has been validated and certified to process Test Kits manufactured by a substantial, nation-wide manufacturer and distributor of Test Kits, Predictive Labs will receive a consulting fee of $250,000;

▪ At such time as Prophase Labs has processed 50,000 Test Kits from a source introduced to Prophase Labs by the Company, the Company will receive a consulting fee of $500,000;

▪ At such time as Prophase Labs has processed 50,000 Test Kits from a second source introduced by the Company (i.e., a source other than the source contemplated by the bullet immediately above) the Company will receive a consulting fee of $250,000; and

▪ The Company will receive consulting fees equal to 5% of the net revenues Prophase Labs generates from processing Test Kits in the Test Labs where such revenues are from sources introduced to Prophase Labs by the Company (excluding the revenues from the Test Kits set forth in the second and third bullets above).

All compensation earned by the Company under the Consulting Agreement will first be applied to the acceleration and prepayment of all sums due to ProPhase, including but not limited to sums due pursuant to the New Note described below. Under the terms of the Consulting Agreement, the Company will not be entitled to receive any payments pursuant to the Consulting Agreement unless and until the New Note has been paid in full.  The total compensation that the Company will be entitled to earn or to receive under the Consulting Agreement (inclusive of amounts credited against the New Note) will be capped at $4,000,000.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein in its entirety.

Amended and Restated Promissory Note and Security Agreement

On September 25, 2020 (the “Restatement Effective Date”), the Company also entered into an Amended and Restated Promissory Note and Security Agreement (the “New Note”) with Prophase Labs, pursuant to which Prophase Labs has loaned $3.0 million to Predictive Labs (inclusive of $1.0 million in the aggregate previously loaned to Predictive Labs, as described below).

The New Note amends and restates in its entirety (i) that certain Promissory Note and Security Agreement, dated July 21, 2020 (the “Original July 21 Note”), pursuant to which Prophase Labs loaned $750,000 to Predictive Labs and (ii) that certain Promissory Note and Security Agreement, dated July 29, 2020 (the “Original July 29 Note,” and, together with the Original July 21 Note, the “Original Notes”), pursuant to which Prophase Labs loaned $250,000 to Predictive Labs.

The New Note will bear interest at a rate of 15% per annum from and including the Restatement Effective Date until the principal amount is repaid in full plus any Principal Increases (as defined below) together with any accrued interest that has not been capitalized; provided, however, that upon the occurrence and during an Event of Default (as defined in the New Note), the interest rate payable under the New Note will automatically increase to 9% above the rate of interest then applicable to the New Note.

Interest under the New Note will be payable monthly in arrears on the first day of each month for the prior monthly period, as well as at maturity (whether upon demand, by acceleration or otherwise) (each such date, a “Payment Date”); provided, however, that prior to September 1, 2021, interest will be paid and capitalized in kind by increasing the principal amount of the New Note (any such increase, a “Principal Increase”) by an amount equal to the interest accrued on the principal amount (as increased by the Principal Increases) during the prior month. On each Payment Date commencing after September 1, 2021, in addition to payments of interest described in the preceding sentence, the Company is obligated to make payments on the principal amount of the loan equal to 1/36 of the then outstanding principal amount. The amount of the monthly payments will be equal to the amount required to amortize fully the outstanding principal amount of the loan, together with interest, over a period of 36 months.

The  entire  remaining  unpaid  principal  amount  of  the New Note, together with all accrued and unpaid interest thereon and all other amounts payable under the New Note, will be due and payable, if not sooner paid, on September 30, 2022 or an earlier date as a result of a maturity, whether by acceleration or  otherwise. The New Note may be prepaid in full or in part at any time without penalty or premium.

The New Note contains customary representation and warranties and customary events of default. If a default occurs and is not cured within the applicable cure period or is not waived, any outstanding obligations under the New Note may be accelerated.

In addition, in order to secure the Company’s obligations under the New Note, the Company granted to Prophase Labs a continuing security interest in its accounts and certain property and assets, related to the Company’s COVID-19 testing business.

The foregoing description of the New Note is qualified in its entirety by reference to the full text of the New Note, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1	Consulting Agreement, dated September 25, 2020, by and between ProPhase Labs, Inc. and Predictive Labs, Inc.

10.2	Amended and Restated Promissory Note and Security Agreement, dated September 25, 2020, by and between ProPhase Labs, Inc. and Predictive Labs, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Predictive Technology Group, Inc.
Date: September 30, 2020
	By:	/s/ Bradley Robinson
Bradley Robinson
Director /Chief Executive Officer